SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EDGEWATER TECHNOLOGY

                    MJG ASSOCIATES, INC.
                         GABELLI INTERNATIONAL LTD
                                11/04/02            2,400             4.4000
                    GAMCO INVESTORS, INC.
                                12/02/02            2,900             4.4024
                                11/27/02           16,700             4.3400
                                11/15/02            2,000             4.2000
                                11/11/02            2,000             4.2500
                                11/04/02            1,500             4.4000
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                12/31/02           10,000             4.3400
                                12/30/02            2,500             4.3100
                                12/27/02            1,000             4.3400
                                12/26/02            3,500             4.3300
                                12/24/02            1,500             4.3000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.